Exhibit 99.2

Investor Relations Update

April 27, 2017

General Overview

•	TRASM and Pre-tax Margin—The company expects its second quarter total revenue per available seat mile (TRASM) to be up approximately 3 to 5 percent. In addition, the company expects its second quarter pre-tax margin excluding special items to be approximately 11 to 13 percent.[1]

•	CASM—The company disclosed yesterday on form 8-K with the Securities Exchange Commission that it has offered a mid-contract hourly base pay rate adjustment for its flight attendants and pilots of an average of approximately five percent and an average of eight percent, respectively. The company estimates that the impact on its salary and benefits expense would be approximately $230 million for 2017 and $350 million for 2018 and 2019. The amendable dates for these workgroups are December 2019 (flight attendants) and January 2020 (pilots). The guidance provided in this Investor Update includes the effect of these proposed adjustments commencing in the second quarter of 2017.

Consolidated CASM excluding fuel and special items1 is expected to be up approximately 5 percent in 2017. Second quarter consolidated CASM excluding fuel and special items1 is expected to be up approximately 7 percent year-over-year due primarily to salary and benefit increases provided to our team members (including the salary increases given to our pilots and flight attendants referenced above, as well as rate increases for our maintenance and fleet service team members), higher depreciation and amortization resulting from increased capex and maintenance timing.

•	Capacity—2017 total system capacity is expected to be up approximately 1.5 percent vs. 2016. Full year domestic capacity is expected to be approximately flat year-over-year, while international capacity is expected to be up approximately 4 percent vs. 2016.

•	Liquidity—As of March 31, 2017, the company had approximately $9.1 billion in total available liquidity, comprised of unrestricted cash and investments of $6.7 billion and $2.4 billion in undrawn revolver capacity. The company also had a restricted cash position of $543 million.

•	Fuel—Based on the April 24, 2017 forward curve, the company expects to pay an average of between $1.62 and $1.67 per gallon of mainline jet fuel (including taxes) in the second quarter. Forecasted volume and fuel prices are provided in the following pages.

•	Cargo / Other Revenue—Includes cargo revenue, loyalty program revenue, ticket change fees, excess/overweight baggage fees, first and second bag fees, contract services, airport clubs and inflight service revenues.

•	Taxes—As of December 31, 2016, the company had approximately $10.5 billion of federal net operating losses (NOLs) and $3.7 billion of state NOLs, substantially all of which are expected to be available in 2017 to reduce future federal and state taxable income. The company expects to recognize a provision for income taxes in 2017 at an effective rate of approximately 38 percent, which will be substantially non-cash.

Notes:

1.	The company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be determined at this time.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Mainline Update

April 27, 2017

Mainline Comments

•	All operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to regional data.

•	The year-over-year increase in mainline CASM excluding fuel and special items is primarily driven by investments in new labor agreements (including the recently announced flight attendant and pilot pay adjustments), investments in the operation, and higher depreciation expense from the purchase of new aircraft.

	1Q17A	2Q17E	3Q17E	4Q17E	FY17E2
Mainline Guidance[1]
Available Seat Miles (ASMs) (bil)	56.6	~63.6	~65.5	~59.2	~244.9
CASM ex fuel and special items (YOY % change)[3]	10.48	+6% to +8%	+3% to +5%	+2% to +4%	+5% to +7%

Cargo Revenues ($ mil)	172	~175	~175	~195	~717
Other Revenues ($ mil)	1,297	~1,310	~1,315	~1,315	~5,237

Average Fuel Price (incl. taxes) ($/gal) (as of 4/24/2017)	1.69	1.62 to 1.67	1.62 to 1.67	1.62 to 1.67	1.63 to 1.68
Fuel Gallons Consumed (mil)	831	~927	~957	~859	~3,574

Interest Income ($ mil)	(21)	~(22)	~(21)	~(21)	~(85)
Interest Expense ($ mil)	257	~262	~268	~271	~1,058

Other Non-Operating (Income)/Expense ($ mil)[4]	(5)	~1	~1	~2	~0

CAPEX Guidance ($ mil) Inflow/(Outflow)
Non-Aircraft CAPEX	(439)	~(380)	~(415)	~(365)	~(1,600)

Gross Aircraft CAPEX & net PDPs	(1,206)	~(1,047)	~(961)	~(883)	~(4,097)
Assumed Aircraft Financing	899	~944	~869	~749	~3,461

Net Aircraft CAPEX & PDPs[2]	(307)	~(103)	~(91)	~(134)	~(636)

Notes:

1.	Includes guidance on certain non-GAAP measures, which exclude special items. The company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be determined at this time. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Numbers may not recalculate due to rounding.
3.	CASM ex fuel and special items is a non-GAAP financial measure.
4.	Other Non-Operating (Income)/Expense primarily includes gains and losses from foreign currency.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Regional Update

April 27, 2017

Regional Comments

•	The company receives feed from 10 regional airlines, including wholly owned subsidiaries Envoy, PSA Airlines and Piedmont Airlines.

	1Q17A	2Q17E	3Q17E	4Q17E	FY17E2
Regional Guidance[1]
Available Seat Miles (ASMs) (bil)	7.78	~8.18	~8.39	~8.11	~32.45
CASM ex fuel and special items (YOY % change)[3]	16.10	+3% to +5%	+1% to +3%	-2% to +0%	+0% to +2%

Average Fuel Price (incl. taxes) ($/gal) (as of 4/24/2017)	1.75	1.71 to 1.76	1.71 to 1.76	1.71 to 1.76	1.71 to 1.76
Fuel Gallons Consumed (mil)	182	~191	~200	~196	~769

Regional Airlines
Envoy Air Inc.[4]	Mesa Airlines, Inc.
SkyWest Airlines, Inc.[5]	Piedmont Airlines, Inc.[4]
ExpressJet Airlines, Inc.[5]	PSA Airlines, Inc.[4]
Republic Airline Inc.	Trans States Airlines, Inc.
Air Wisconsin Airlines Corporation	Compass Airlines, LLC

Notes:

1.	Includes guidance on certain non-GAAP measures. The company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be determined at this time.
2.	Numbers may not recalculate due to rounding.
3.	CASM ex fuel and special items is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.
4.	Wholly owned subsidiary of American Airlines Group Inc.
5.	Pro-rate agreement and capacity purchase agreement.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Fleet Update

April 27, 2017

Fleet Comments

•	In 2017, the company expects to take delivery of 57 mainline aircraft comprised of 20 A321 aircraft, 20 B738 aircraft, 4 B738 Max aircraft, 3 B788 aircraft, and 10 B789 aircraft. The company also expects to retire 46 mainline aircraft, including 5 A320 aircraft, 17 B757 aircraft, 9 B763 aircraft and 15 MD80 aircraft.

•	In 2017, the company expects to reduce the regional fleet count by 9 aircraft, including the addition of 31 CRJ700 aircraft, 24 E175 aircraft and 7 ERJ140 aircraft, as well as the reduction of 52 CRJ200 aircraft and 19 Dash 8-100 aircraft.

•	To provide widebody capacity flexibility, the company reached an agreement with Airbus to defer delivery of the A350 XWB. Under the new delivery schedule, American expects to receive its first A350 aircraft in late 2020 instead of 2018 as previously planned. American now expects to receive 22 A350s from 2020 through 2024, with an average deferral of two years. In addition, the company reached an agreement with Boeing to defer the delivery of two 787-9 aircraft from the second quarter of 2018 to the first quarter of 2019.

		Active Mainline Ending Fleet Count
	2016A	1Q17A	2Q17E	3Q17E	4Q17E
A319	125	125	125	125	125
A320	51	49	48	47	46
A321	199	207	215	219	219
A332	15	15	15	15	15
A333	9	9	9	9	9
B738	284	289	294	299	304
B738 Max	—	—	—	1	4
B757	51	51	51	39	34
B763	31	31	31	26	22
B772	47	47	47	47	47
B773	20	20	20	20	20
B788	17	19	20	20	20
B789	4	6	8	11	14
E190	20	20	20	20	20
MD80	57	56	53	42	42

	930	944	956	940	941

		Active Regional Ending Fleet Count [1]
	2016A	1Q17A	2Q17E	3Q17E	4Q17E
CRJ200	120	123	121	95	68
CRJ700	79	93	105	110	110
CRJ900	118	118	118	118	118
DASH 8-100	23	17	12	8	4
DASH 8-300	11	11	11	11	11
E175	124	137	141	144	148
ERJ140	13	6	—	8	20
ERJ145	118	118	118	118	118

	606	623	626	612	597

Notes:

1.	At the end of the first quarter, the company had 53 ERJ140 regional aircraft in temporary storage not included in the active regional ending fleet count.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Shares Outstanding

April 27, 2017

Shares Outstanding Comments

•	The estimated weighted average shares outstanding for 2017 are listed below.

•	On January 25, 2017, the company’s Board authorized a new $2.0 billion share repurchase program to expire by the end of 2018. This brings the total amount authorized for share repurchase programs to $11.0 billion since the merger. All prior repurchase programs had been fully expended as of December 31, 2016.

•	In the first quarter of 2017, the company repurchased 11.7 million shares at a cost of $512 million. Including share repurchases, shares withheld to cover taxes associated with employee equity awards and share distributions, and the cash extinguishment of convertible debt, the company’s share count has dropped 34 percent from 756.1 million at merger close to 495.7 million shares outstanding on March 31, 2017.

2017 Shares Outstanding (shares mil)1

	Shares
For Q2	Basic	Diluted
Earnings	497	499
Net loss	497	497

	Shares
For Q3-Q4 Average	Basic	Diluted
Earnings	497	500
Net loss	497	497

	Shares
For FY 2017 Average	Basic	Diluted
Earnings	499	502
Net loss	499	499

Notes:

1.	Shares outstanding are based upon several estimates and assumptions, including average per share stock price and stock award activity and does not assume any future share repurchases. The number of shares in actual calculations of earnings per share will likely be different from those set forth above.

Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP Reconciliation

April 27, 2017

The company sometimes uses financial measures that are derived from the consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The table below presents the reconciliations of mainline and regional operating costs (GAAP measure) to mainline and regional operating costs excluding special items and fuel (non-GAAP measure). Management uses mainline and regional operating costs excluding special items and fuel to evaluate the company’s current operating performance and for period-to-period comparisons. The price of fuel, over which the company has no control, impacts the comparability of period-to-period financial performance. Additionally, special items may vary from period-to-period in nature and amount. These adjustments to exclude aircraft fuel and special items allow management an additional tool to better understand and analyze the company’s non-fuel costs and core operating performance. Additionally, the table below presents the reconciliation of other non-operating expense (GAAP measure) to other non-operating expense excluding special items (non-GAAP measure). Management uses this non-GAAP financial measure to evaluate the company’s current performance and to allow for period-to-period comparisons. As special items may vary from period-to-period in nature and amount, the adjustment to exclude special items allows management an additional tool to better understand the company’s core performance.

	American Airlines Group Inc GAAP to Non-GAAP Reconciliation
	($ mil except ASM and CASM data)
	1Q17 Range	2Q17 Range		3Q17 Range		4Q17 Range		FY17 Range
	Actual	Low	High	Low	High	Low	High	Low	High
Mainline[1]
Mainline operating expenses	$7,450	$7,650	$7,812	$7,838	$8,008	$7,533	$7,696	$30,496	$31,101
Less mainline fuel expense	1,402	1,502	1,548	1,550	1,598	1,392	1,435	5,846	5,983
Less special items	119	—	—	—	—	—	—	119	119

Mainline operating expense excluding fuel and special items	5,929	6,148	6,264	6,288	6,410	6,141	6,261	24,532	24,999

Mainline CASM (cts)	13.17	12.03	12.28	11.97	12.23	12.72	13.00	12.45	12.70

Mainline CASM excluding fuel and special items (Non-GAAP) (cts)	10.48	9.67	9.85	9.60	9.79	10.37	10.58	10.02	10.21

Mainline ASMs (bil)	56.6	63.6	63.6	65.5	65.5	59.2	59.2	244.9	244.9

Regional[1]
Regional operating expenses	$1,573	$1,615	$1,649	$1,620	$1,655	$1,583	$1,618	$6,363	$6,493
Less regional fuel expense	318	327	336	342	352	335	345	1,322	1,351
Less special items	2	—	—	—	—	—	—	2	2

Regional operating expenses excluding fuel and special items	1,253	1,288	1,313	1,278	1,303	1,248	1,273	5,039	5,140
Regional CASM (cts)	20.23	19.74	20.16	19.31	19.73	19.52	19.95	19.61	20.01
Regional CASM excluding fuel and special items (Non-GAAP) (cts)	16.10	15.75	16.05	15.23	15.53	15.39	15.70	15.53	15.84

Regional ASMs (bil)	7.78	8.18	8.18	8.39	8.39	8.11	8.11	32.45	32.45

Other non-operating (income)/expense[1]
Other non-operating (income)/expense	$0	$1	$1	$1	$1	$2	$2	$5	$5
Less special items	5	—	—	—	—	—	—	5	5

Other non-operating (income)/expense excluding special items	(5)	1	1	1	1	2	2	—	—

Notes:	Amounts may not recalculate due to rounding.

(1)	Certain of the guidance provided excludes special items. The Company is unable to fully reconcile such forward-looking guidance to the corresponding GAAP measure because the full nature and amount of the special items cannot be determined at this time. Special items for this period may include items relating to merger integration expenses relating to information technology, professional fees, re-branding of aircraft and airport facilities and training, as well as fleet restructuring expenses.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Forward Looking Statements

April 27, 2017

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (especially in Part I, Item 1A. Risk Factors, and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and in the company’s other filings with the Securities and Exchange Commission (the SEC), and other risks and uncertainties listed from time to time in the company’s other filings with the SEC. There may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

Please refer to the footnotes and the forward looking statements page of this document for additional information